Exhibit 10.16

Indemnity Agreement

dated [date], 2021

among

On Holding AG

Pfingstweidstrasse 106

8005 Zürich

Switzerland

(the “Company”)

and

[name]

[address]

(the “Covered Person”)

(each a “Party” and collectively the “Parties”)

Indemnity Agreement

WHEREAS

A.

The Covered Person has been elected as a member of the board of directors (a “Director”) or appointed as a member of the executive committee (an “Officer”) of the Company. For the avoidance of doubt, for purposes of this indemnity agreement (the “Agreement”), the functions and activities or omissions of the Covered Person as a member of a committee of the board of directors shall also be deemed functions, activities or omissions of such Covered Person as a Director.

B.	The Company’s shares are listed on the New York Stock Exchange (“NYSE”) in the United States of America.

C.	The Covered Person is exposed to litigation risks arising from claims that may be brought against him or her in connection with his or her function as a Director or Officer.

D.

The version of the articles of association of the Company as is in effect at the time of the listing of the Company’s shares on the NYSE (the “Articles of Association”) provide that the Company shall indemnify and hold harmless, to the fullest extent permitted by law, the existing and former Directors and Officers, and their heirs, executors and administrators, out of the assets of the Company from and against all threatened, pending or completed actions, suits or proceedings – whether civil, criminal, administrative or investigative – and all costs, charges, losses, damages, and expenses, which they may incur or sustain or by reasons of any actual or alleged actions consents or omissions in or about the execution of their duty or alleged duty, or by reason of the fact that he or she is or was a Director or Officer.

E.

It is reasonable, prudent and necessary for the Company, in due consideration of the risks related to its activity and its position as a NYSE listed company, to enter into this Agreement to contractually indemnify persons serving as Directors or Officers to the fullest extent permitted by the Articles of Association and the applicable law so that they will serve, or continue to serve, in such capacity free from undue concern that they will not be so indemnified.

NOW, THEREFORE, THE PARTIES HERETO AGREE AS FOLLOWS:

1.	Third-Party Proceedings

1.1

In connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal or administrative or investigative, or other, and whether formal or informal, to which he or she was, is or is threatened to be made a party, or in which he or she was, is or is threatened to be otherwise involved, whether conducted by the Company or any other party, except for one initiated by the Covered Person, to enforce the Covered Person’s rights under this Agreement (a “Proceeding”) involving the Covered Person, the Company shall indemnify the Covered Person if:

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Indemnity Agreement

a)

he or she was or is a party or is threatened to be made a party to any Proceeding by reason of any actual or alleged actions, consents or omissions in or about the execution of his or her duties or alleged duties as Director or Officer;

b)

he or she was or is a party or is threatened to be made a party to any Proceeding by reason of the fact that he or she is or was a Director or an Officer or a member of the board of directors (or equivalent corporate body) or management of a direct or indirect subsidiary of the Company (an “Affiliate”); and

c)

he or she is a party or is threatened to be made a party to any Proceeding by reason of the fact that, while serving as Director or Officer, he or she is or was serving, at the request of the Company, as a director, member of the executive committee, an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any expenses, including reasonable attorneys’ fees, court and administrative fees, related taxes and obligations of any nature whatsoever actually and reasonably incurred by him or her in any Proceeding, including judgments, damages, fines, other liability or claims, and amounts paid in connection with a settlement incurred by the Covered Person in connection with such Proceeding (the “Expenses”).

1.2

Any indemnification under this Agreement, other than advance payments (unless ordered by a court), shall be made by the Company only as authorized in the specific case upon a determination by the Company that indemnification of the Covered Person is not excluded pursuant to Section 3.

2.	Proceeding in the Right of the Company

2.1

The Company shall indemnify the Covered Person against any Expenses, if the Covered Person was or is a party or is threatened to be made a party to any Proceeding by or in the right of the Company to procure a judgment in favor of the Company by reason of the fact that the Covered Person is or was a Director, Officer, employee, consultant or agent of the Company or its Affiliates or is or was serving at the request of the Company as a Director, Officer, employee, consultant or agent of, or participant in, another corporation, partnership, joint venture, trust, or other enterprise.

2.2

As far as is permissible under applicable law, Expenses incurred in defending any Proceeding for which indemnification is permitted pursuant to this Agreement shall be paid by the Company in advance of the final disposition of such proceeding upon receipt by the board of directors of the Company of an undertaking by or on behalf of the Covered Person to repay such amount, with applicable interest, if it shall ultimately be determined in accordance with Section 3 below that he or she is not entitled to be indemnified by the Company under this Agreement.

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3.	No Indemnification

3.1	Sections 1 and 2 above shall not apply, and any advanced Expenses shall be reimbursed by the Covered Person to the Company, if:

a)

a competent court, governmental or administrative authority holds the Covered Person to be liable and concludes in a final judgment or decree not subject to appeal, that the relevant actions or omissions giving rise to the Proceeding constitute fraud, dishonesty or an intentional or grossly negligent breach of the duties of the Covered Person under applicable law or under its terms of office or agreements with the Company including the obligation to act honestly and in good faith with a view to the best interests of the Company; or

b)

absent a judgment by a competent court as set forth under Section 3.1(a) above, it is prima facie apparent that the relevant actions or omissions giving rise to the Proceeding constitute fraud, dishonesty or an intentional or grossly negligent breach of the duties of the Covered Person under applicable law or under its terms of office or agreements with the Company.

3.2	Any determination shall be made, with respect to a Covered Person:

a)	by a majority vote of the Directors who are not parties to such proceeding, even though less than a quorum; or

b)	by a committee of Directors designated by a majority vote of the Directors who are not parties to such proceeding, even though less than a quorum; or

c)	if there are no such Directors, or if such Directors so direct, by independent legal counsel in a written opinion; or

d)	by the general meeting of shareholders of the Company.

To the extent that any Covered Person has been successful on the merits or otherwise in defense of any proceeding, or in defense of any claim, issue or matter therein, such Covered Person shall be indemnified against Expenses irrespective of any such prior determination.

3.3	Notwithstanding the preceding sentence, this Section shall not extend to any person holding the internal office or the external consultant’s position of auditor or special auditor of the Company.

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Indemnity Agreement

4.	Non-Exclusivity

4.1

This Agreement shall supplement the Covered Person’s terms of office and/or employment agreement with the Company as separately agreed with the Company. If a discrepancy exists between the employment agreement of the Covered Person with the Company and this Agreement, the latter shall prevail.

4.2	This Agreement shall not limit the Covered Person’s reimbursement rights provided under statutory law and the Articles of Association.

5.	Indemnification Procedure

5.1	Should the Covered Person become aware of any Proceeding which could give rise to any entitlements under this Agreement, the Covered Person shall:

a)

as promptly as practicable (but in no event later than 20 business days of becoming so aware), notify the Company in writing, which also includes email, of the existence of such a Proceeding, giving, as reasonably available at the time of such notice, reasonable details relating to the Proceeding, including the person(s) making (or threatening to make) the respective Proceeding, the circumstances leading to such a Proceeding, the cause of action for the Proceeding and the possible costs associated with the Proceeding;

b)

give to the Company and its professional advisers information and access to documents and records as the Company may reasonably request, except where such access would result in a loss of privilege or would be adverse to the Covered Person’s interests or where the Covered Person is prevented by law from providing such access. In this connection, the Company shall be entitled to require the Covered Person to take such actions and give such information and assistance, in order to avoid, mitigate, settle or defend the Proceeding as the Company may reasonably request;

c)

allow the Company upon its request, and following regular consultation with the Covered Person, to conduct such actions as the Company may deem appropriate in connection with any such Proceeding (including assuming the defense of such Proceeding). In this connection, the Covered Person shall give to the Company all assistance as the Company may reasonably require in the conduct of such actions (except in cases where taking such action is adverse to his legitimate and personal interests);

d)

make no admission of liability or enter into settlement discussions with any person in relation to any Proceeding without the prior written consent of the Company (which shall not be unreasonably withheld); and

e)	take all reasonable actions to mitigate any potential loss which may incur as a result of a Proceeding.

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5.2

The Company shall be entitled to settle any Proceeding at its sole discretion and without the Covered Person’s prior written consent, except where the terms of the settlement would (i) impose any costs, expense, loss liability, damage, penalty or limitation on the Covered Person or (ii) cause damage to the Covered Person’s image or reputation. In each case of (i) and (ii) above, the Company may settle such Proceeding, provided that the Company obtains the Covered Person’s prior written consent, which the Covered Person shall not unreasonably delay or withhold. In all cases, the Company shall not settle any Proceeding before notifying the Covered Person of its intention and consulting with the Covered Person as to the terms of the proposed settlement. The Covered Person and the Company shall take all actions as may be necessary or advisable to effect such a settlement.

5.3

Notwithstanding the foregoing, the Covered Person and the Company shall take all actions as may be required to comply with the terms of any policy of a directors’ and officers’ liability insurance pursuant to Section 6.

5.4

Notwithstanding any provision of this Agreement to the contrary, and subject to reimbursement pursuant to Section 3, the Company shall advance to the Covered Person or pay directly, at the Company’s sole discretion, any Expenses actually and reasonably incurred by the Covered Person in connection with any Proceeding pursuant to Section 1 and 2 of this Agreement within 30 calendar days after the receipt by the Company of each statement requesting such advance from time to time, whether prior to or after final disposition of any Proceeding. Advances shall be unsecured and interest free.

6.	Liability Insurance

6.1

To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, the Covered Person shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage in place for any Director or Officer.

6.2

If, at the time the Company receives notice from any source of a Proceeding to which the Covered Person is a party or a participant (as a witness or otherwise), the Company has director and officer liability insurance in effect, the Company shall give notice of such proceeding to the insurers in accordance with (the procedures set forth in) the respective policies. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of the Covered Person, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

6.3

The Company shall indemnify the Covered Person for Expenses incurred by Covered Person in connection with any reasonable action brought by Covered Person for recovery under any insurance policy referred to in this Section 6 and shall advance to the Covered Person any Expenses actually and reasonably incurred by the Covered Person in connection with such action.

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7.	Subrogation

In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Covered Person, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including but not limited to the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

8.	No Duplication of Payments

The Company shall not be liable under this Agreement to make any payment in connection with any Proceeding made against the Covered Person to the extent the Covered Person has otherwise actually received payment (under an insurance policy or otherwise) of the amounts otherwise indemnifiable hereunder.

9.	Effect of Termination of Service

The indemnification provided by this Agreement shall, subject to the terms and conditions of this Agreement, continue for the Covered Person after he or she has ceased to be a Director of Officer.

10.	Binding Effect

10.1

This Agreement shall be binding upon and inure to the benefit of and be enforceable by the Parties hereto and their respective successors, assigns, including any direct or indirect successor by purchase, merger, amalgamation, consolidation or otherwise to all or substantially all of the business or assets of the Company, spouse, heirs, and personal and legal representatives. This Agreement shall continue in effect, subject to the terms and conditions of this Agreement, regardless of whether the Covered Person continues to serve as a Director or Officer of the Company or as a director of officer of any other legal entity at the request of the board of directors of the Company.

10.2	The obligations of the Company under this Agreement are subject to applicable laws and the Articles of Association.

11.	Amendments

This Agreement may only be modified or amended by a document signed by all Parties. Any provision contained in this Agreement may only be waived by a document signed by the Party waiving such provision.

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12.	Severability

If any part or provision of this Agreement or the application of any such part or provision to any person or circumstance shall be held to be invalid, illegal or unenforceable on any respect by any competent arbitral tribunal, court, governmental or administrative authority, (a) such invalidity, illegality or unenforceability shall not affect any other part or provision of this Agreement or the application of such part or provision to any other person or circumstances, and (b) the Parties shall endeavor to negotiate a substitute provision that best reflects the economic intentions of the Parties without being invalid, illegal or unenforceable, and shall execute all agreements and documents required in this connection.

13.	Applicable Law and Jurisdiction

13.1

This Agreement and the relationship among the Parties and any non-contractual obligations arising out of or in connection with it shall be governed by and construed in accordance with the substantive laws of Switzerland (without regard to conflict of laws rules).

13.2

Any dispute arising out of or in connection with this Agreement, including but not limited to disputes on it conclusion, binding effect, amendment and termination, shall be submitted to the exclusive jurisdiction of the courts of the City of Zurich, Switzerland.

* * * * *

[Signatures on the following pate]

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Indemnity Agreement

SO AGREED as of the date stated on the cover page of this Agreement

The Company

On Holding AG

By:	By:
Name:	Name:
Title:	Title:

The Covered Person

By:
Name:

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